Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Second Quarter Results

Record Loan Growth and Margin Stability Drive Quality Balance Sheet Expansion

EUGENE, Ore., July 20, 2016 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the second quarter ended June 30, 2016.

Second Quarter highlights:

•	Total assets surpassed $2.0 billion for the first time.

•	Record quarterly loan growth of $54.8 million.

•	Announced agreement on April 27, 2016 to acquire Foundation Bank, a $422 million bank in Bellevue, WA.

•	Tax-equivalent net interest margin of 4.27%, compared to 4.27% for the first quarter 2016.

•	Net income of $2.6 million, or $0.13 per diluted share.

•	Completed an offering for $35 million of subordinated debt on June 27, 2016 with a coupon of 5.875%.

•	Declared third quarter 2016 regular quarterly cash dividend of $0.11 per share.

•	Grand opening of our new office in Vancouver, WA.

•	Recognized by Seattle Business Magazine as one of the Top 100 Companies for the 6th consecutive year.

•	Recognized by Smart Asset as the #7 best performing public company in Oregon.

Net Income Highlights

Net income for the second quarter 2016 of $2.6 million, or $0.13 per diluted share, included non-core costs associated with our pending acquisition of Foundation Bank, which were approximately $2.0 million, or $0.07 per diluted share. In addition, we reported in our first quarter 2016 10-Q that we had reached a tentative settlement on our pending litigation, subject to court approval, which we do not expect to have an material impact on our financial condition. Legal costs associated with the litigation were $195 thousand during the second quarter, or about $0.01 per diluted share. Additionally, we incurred unusually higher costs associated with our partially self-funded group insurance plan due to several large claims. Our healthcare costs during the second quarter 2016 were approximately $550 thousand higher than our actuarial forecast, which equates to approximately $0.02 per share. Lastly, our provision expense for the second quarter 2016 was higher than normal due to record loan growth, as well as provisions associated with minor charge-offs and primarily one downgrade. The provision expense related to the downgrade and charge-offs equated to approximately $1.3 million, or $0.04 per diluted share, of our $2.0 million of provision expense for the quarter.

Annualized returns on average assets, average equity and average tangible equity for second quarter 2016 were 0.53%, 4.67%, and 5.80%, respectively, compared to 1.12%, 9.92%, and 12.35% for first quarter 2016. Annualized returns on average assets, average equity, and average tangible equity for the six months ended June 30, 2016 were 0.82%, 7.28%, and 9.05%, respectively, compared to 0.94%, 7.89%, and 9.68% for the same time period in 2015.

“We are very proud of the many significant achievements that took place during the second quarter,” said Roger Busse, chief executive officer. “We have a talented team of management and staff that are uniformly focused on strategic growth and building future earnings strength and value.”

Second quarter 2016 noninterest income was $1.7 million, basically flat from the first quarter 2016. The minor decrease in linked-quarter noninterest income of $60 thousand was due to gains on sales of securities, which were $166 thousand lower than the first quarter 2016.

Noninterest expense for the second quarter 2016 was $14.9 million, an increase of $2.9 million from the first quarter of 2016. As discussed above, the increase resulted primarily from extraordinary items, including costs associated with the pending acquisition of Foundation Bank, legal costs related to litigation, and high claim activity on our partially self-funded insurance plan. We incurred approximately $240 thousand in expenses, reported in legal and professional fees, related to the annual stock grant to our board of directors.

Net Interest Margin

The second quarter 2016 net interest margin was 4.27%, equal to the net interest margin from the first quarter 2016.

Accretion income for the second quarter 2016 was $156 thousand compared to $409 thousand for the first quarter 2016. As outlined below, the core margin was 4.20% for the second quarter 2016 compared to 4.17% for the first quarter 2016.

	Second Quarter 2016			First Quarter 2016
	Average Balance	Income (Expense)	Yield	Average Balance	Income (Expense)	Yield
Federal funds sold and interest-bearing deposits	$14,393	$19	0.53%	$34,380	$45	0.53%
Federal Home Loan Bank stock	7,004	20	1.15%	4,058	28	2.78%
Securities available-for-sale(1)	385,777	2,550	2.66%	379,001	2,422	2.57%
Net loans(2)	1,444,956	17,891	4.98%	1,403,115	17,480	5.01%

Earning assets	1,852,130	20,480	4.45%	1,820,554	19,975	4.41%
Interest bearing liabilities	1,121,088	(1,137)	-0.41%	1,110,173	(1,083)	-0.39%
Core margin (non-GAAP)	1,852,130	19,343	4.20%	1,820,554	18,892	4.17%
Acquired loan accretion		156	0.03%		409	0.09%
Prepayment penalties on loans		166	0.04%		84	0.02%
Prepayment penalties on brokered deposits		—	0.00%		(61)	-0.01%

Net interest margin	$1,852,130	$19,665	4.27%	$1,820,554	$19,324	4.27%

(1)	Tax-exempt security income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $256 and $257 for the three months ended June 30, 2016 and March 31, 2016, respectively. Net interest margin was positively impacted by 6 basis points in each period.
(2)	Tax-exempt loan income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $262 and $258 for the three months ended June 30, 2016 and March 31, 2016, respectively. Net interest margin was positively impacted by 6 basis points in each period.

Balance Sheet Highlights

Gross loans grew by $54.8 million in second quarter 2016, and totaled $1.49 billion at June 30, 2016. Second quarter loan growth marked the highest quarterly growth in our history. This loan growth came primarily from the non-owner occupied commercial real estate, real estate construction, and commercial loan categories. Net loan growth occurred in the Eugene, Portland, and National Health-care markets, with a slight contraction in the Seattle market due to normal amortizations and anticipated payoffs outpacing new loan production. Gross loan growth through the first six months of 2016 was $80.1 million, or 11.52% annualized. At June 30, 2016, loans to dental practitioners increased to $369.8 million and represented 24.88% of the loan portfolio. Loans to dental practitioners represented 24.52% of the loan portfolio at March 31, 2016.

Period-end Company-defined core deposits at June 30, 2016, were $1.51 billion, a decrease of $125.9 million from the first quarter 2016. Approximately 65% of the deposit decrease came from one client relationship. As we have disclosed in previous 10-Q filings, we had a large local client that was purchased by a national entity. Based on initial conversations with the buyer, we anticipated that the deposit funds would remain until sometime in 2017; however this client accelerated the withdrawal during the second quarter. We had already excluded this deposit relationship from our liquidity analysis and have contingency plans in place to replace the funds. Another 25% of the deposit decrease related to the withdrawal of excess funds held by a large client relationship which had placed a large deposit of sales proceeds into the Bank during the first quarter 2016. In the first half of 2016, this client has grown its deposit relationship by $15.2 million. The remainder of the deposit decrease relates to normal seasonal fluctuations, primarily from our large construction industry clients. At June 30, 2016, noninterest-bearing demand deposits totaled $624.1 million and represented 41.39% of Company-defined core deposits. Cost of funds on core interest-bearing deposits was 0.26% for the second quarter 2016, unchanged from first quarter 2016. In the first half of 2016, core-deposits have decreased by $25.9 million and total deposits have increased by $3.0 million. Deposit run-off and earning asset growth were funded with a combination of overnight borrowings from the Federal Home Loan Bank of Des Moines (FHLB) and Brokered Certificates of Deposit (Brokered CD’s). The brokered CD’s totaled $28.8 million and were laddered into 2 – 4 year term buckets, with a blended rate of 1.25%.

“We are proud of our outstanding team of bankers as they produced record loan growth for the second quarter”, said Casey Hogan, chief operating officer. “While deposits declined, these decreases came from a very limited number of clients, and were mostly expected. We continue to focus on growing earning assets and driving future revenue.”

Asset Quality

As of June 30, 2016, the allowance for loan losses as a percentage of outstanding loans was 1.29%, an increase from the 1.23% reported at March 31, 2016. At June 30, 2016, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, increased to 1,172.72% from 666.01% at March 31, 2016. During the second quarter 2016, the Company recorded net loan losses of $419 thousand, compared to net recoveries of $50 thousand during the first quarter 2016. During the second quarter, the Company made a $2.0 million provision for loan losses compared to $245 thousand in the first quarter 2016. Second quarter 2016 provision for loan losses was primarily related to the record loan growth experienced during the quarter, along with the impact of $419 thousand in net loan losses, and the impact of downgrading one lending relationship of $2.3 million.

At June 30, 2016, nonperforming assets, net of government guarantees, totaled $13.7 million, or 0.68% of total assets, compared to $14.4 million, or 0.73% of total assets at March 31, 2016. Nonperforming assets at June 30, 2016, were comprised of $1.6 million of nonperforming loans, net of government guarantees of $2.7 million, and $12.1 million in other real estate owned. Loans past-due 30-89 days were 0.02% of total loans at June 30, 2016, compared to 0.07% of total loans at March 31, 2016.

Capital Adequacy

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At June 30, 2016, the Company’s capital ratios were as follows:

	June 30, 2016
Minimum dollar requirements	Pacific Continental Corporation	Regulatory Minimum (Well-Capitalized)	Excess
Tier I capital (to leverage assets)	$186,654	$97,038	$89,616
Common equity tier 1 capital (to risk weighted assets)	$178,654	$115,333	$63,321
Tier I capital (to risk weighted assets)	$186,654	$141,948	$44,706
Total capital (to risk weighted assets)	$240,233	$177,435	$62,798

Minimum percentage requirements	Pacific Continental Corporation	Regulatory Minimum (Well-Capitalized)
Tier I capital (to leverage assets)	9.62%	5.00%
Common equity tier 1 capital (to risk weighted assets)	10.07%	6.50%
Tier I capital (to risk weighted assets)	10.52%	8.00%
Total capital (to risk weighted assets)	13.54%	10.00%

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP):

	June 30,	March 31,	June 30,
	2016	2016	2015
	(In thousands)
Total shareholders’ equity	$226,426	$224,879	$212,015
Subtract:
Goodwill	40,027	40,027	39,075
Core deposit intangible assets	3,657	3,781	4,150

Tangible shareholders’ equity (non-GAAP)	$182,742	$181,071	$168,790

Total assets	$2,025,410	$1,965,705	$1,830,942
Subtract:
Goodwill	40,027	40,027	39,075
Core deposit intangible assets	3,657	3,781	4,150

Total tangible assets (non-GAAP)	$1,981,726	$1,921,897	$1,787,717

Conference Call and Audio Webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the second quarter 2016 on Thursday, July 21, 2016, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the wholly-owned operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with slightly more than $2.0 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, contingency plans to replace deposit declines, strategic focus, capital position, liquidity, credit quality, credit quality trends, and the impact and effects of recent or pending acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence;

changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
Interest and dividend income
Loans	$17,951	$17,714	$16,594	1.34%	8.18%
Taxable securities	1,838	1,717	1,736	7.05%	5.88%
Tax-exempt securities	476	477	499	-0.21%	-4.61%
Federal funds sold and interest-bearing deposits with banks	19	45	11	-57.78%	72.73%

	20,284	19,953	18,840	1.66%	7.66%

Interest expense
Deposits	797	897	845	-11.15%	-5.68%
Federal Home Loan Bank & Federal Reserve borrowings	282	189	239	49.21%	17.99%
Junior subordinated debentures	56	56	56	0.00%	0.00%
Federal funds purchased	2	2	4	0.00%	-50.00%

	1,137	1,144	1,144	-0.61%	-0.61%

Net interest income	19,147	18,809	17,696	1.80%	8.20%
Provision for loan losses	1,950	245	550	695.92%	254.55%

Net interest income after provision for loan losses	17,197	18,564	17,146	-7.36%	0.30%

Noninterest income
Service charges on deposit accounts	688	693	661	-0.72%	4.08%
Bankcard income	294	290	214	1.38%	37.38%
Bank-owned life insurance income	145	146	170	-0.68%	-14.71%
Gain on sale of investment securities	71	237	139	-70.04%	-48.92%
Impairment losses on investment securities (OTTI)	—	(17)	(13)	-100.00%	-100.00%
Other noninterest income	549	458	456	19.87%	20.39%

	1,747	1,807	1,627	-3.32%	7.38%

Noninterest expense
Salaries and employee benefits	8,005	7,559	6,744	5.90%	18.70%
Premises and equipment	1,087	1,115	1,094	-2.51%	-0.64%
Data processing	893	864	821	3.36%	8.77%
Legal and professional fees	1,140	611	739	86.58%	54.26%
Business development	516	516	411	0.00%	25.55%
FDIC insurance assessment	286	288	273	-0.69%	4.76%
Other real estate (income) expense, net	(113)	10	(60)	-1230.00%	88.33%
Merger related expenses(1)	1,978	—	—	NA	NA
Other noninterest expense	1,140	1,044	1,008	9.20%	13.10%

	14,932	12,007	11,030	24.36%	35.38%

Income before provision for income taxes	4,012	8,364	7,743	-52.03%	-48.19%
Provision for income taxes	1,406	2,905	2,648	-51.60%	-46.90%

Net income	$2,606	$5,459	$5,095	-52.26%	-48.85%

Earnings per share:
Basic	$0.13	$0.28	$0.26	-53.57%	-50.00%

Diluted	$0.13	$0.28	$0.26	-53.57%	-50.00%

Weighted average shares outstanding:
Basic	19,697,314	19,607,106	19,562,363
Common stock equivalents attributable to stock-based awards	171,653	175,176	226,521

Diluted	19,868,967	19,782,282	19,788,884

PERFORMANCE RATIOS
Return on average assets	0.53%	1.12%	1.14%
Return on average equity (book)	4.67%	9.92%	9.68%
Return on average equity (tangible)(2)	5.80%	12.35%	12.18%
Net interest margin - fully tax-equivalent yield(3)	4.27%	4.27%	4.37%
Efficiency ratio(4)	70.60%	57.52%	56.30%

(1)	Represents expenses associated with the pending acquisition of Foundation Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
NA	Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Six months ended		Year over
	June 30,		Year
	2016	2015	% Change
Interest and dividend income
Loans	$35,665	$30,780	15.87%
Taxable securities	3,555	3,112	14.24%
Tax-exempt securities	952	1,002	-4.99%
Federal funds sold and interest-bearing deposits with banks	64	16	300.00%

	40,236	34,910	15.26%

Interest expense
Deposits	1,694	1,655	2.36%
Federal Home Loan Bank and Federal Reserve borrowings	471	468	0.64%
Junior subordinated debentures	113	112	0.89%
Federal funds purchased	4	5	-20.00%

	2,282	2,240	1.88%

Net interest income	37,954	32,670	16.17%
Provision for loan losses	2,195	550	299.09%

Net interest income after provision for loan losses	35,759	32,120	11.33%

Noninterest income
Service charges on deposit accounts	1,381	1,236	11.73%
Bankcard income	585	411	42.34%
Bank-owned life insurance income	291	279	4.30%
Gain on sale of investment securities	309	192	-60.94%
Impairment losses on investment securities (OTTI)	(17)	(13)	30.77%
Other noninterest income	1,008	798	26.32%

	3,557	2,903	22.53%

Noninterest expense
Salaries and employee benefits	15,564	13,153	18.33%
Premises and equipment	2,202	2,073	6.22%
Data processing	1,758	1,505	16.81%
Legal and professional fees	1,752	1,138	53.95%
Business development	1,032	765	34.90%
FDIC insurance assessment	574	486	18.11%
Other real estate (income) expense, net	(103)	181	-156.91%
Merger related expense(1)	1,978	1,836	7.73%
Other noninterest expense	2,183	1,867	16.93%

	26,940	23,004	17.11%

Income before provision for income taxes	12,376	12,019	2.97%
Provision for income taxes	4,311	4,122	4.59%

Net income	$8,065	$7,897	2.13%

Earnings per share:
Basic	$0.41	$0.42	-2.38%

Diluted	$0.41	$0.41	0.00%

Weighted average shares outstanding:
Basic	19,652,231	18,900,895
Common stock equivalents attributable to stock-based awards	153,667	227,090

Diluted	19,805,898	19,127,985

PERFORMANCE RATIOS
Return on average assets	0.82%	0.94%
Return on average equity (book)	7.28%	7.89%
Return on average equity (tangible)(2)	9.05%	9.68%
Net interest margin - fully tax-equivalent yield(3)	4.27%	4.34%
Efficiency ratio(4)	64.11%	63.70%

(1)	Represents expenses associated with the pending acquisition of Foundation Bank and the acquisition of Capital Pacific Bank, completed during the first quarter 2015.

(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

				Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
ASSETS
Cash and due from banks	$25,238	$24,628	$29,812	2.48%	-15.34%
Interest-bearing deposits with banks	18,151	29,831	9,790	-39.15%	85.40%

Total cash and cash equivalents	43,389	54,459	39,602	-20.33%	9.56%
Securities available-for-sale	396,230	383,442	383,618	3.34%	3.29%
Loans, net of deferred fees	1,484,152	1,429,734	1,304,932	3.81%	13.73%
Allowance for loan losses	(19,127)	(17,596)	(16,013)	8.70%	19.45%

Net Loans	1,465,025	1,412,138	1,288,919
Interest receivable	6,334	6,003	5,833	5.51%	8.59%
Federal Home Loan Bank stock	8,351	3,511	5,468	137.85%	52.72%
Property and equipment, net of accumulated depreciation	19,086	18,900	17,854	0.98%	6.90%
Goodwill and intangible assets, net	43,684	43,808	43,225	-0.28%	1.06%
Deferred tax asset	2,797	3,523	6,036	-20.61%	-53.66%
Other real estate owned	12,108	11,747	12,666	3.07%	-4.41%
Bank-owned life insurance	23,174	23,030	22,571	0.63%	2.67%
Other assets	5,232	5,144	5,150	1.71%	1.59%

Total assets	$2,025,410	$1,965,705	$1,830,942	3.04%	10.62%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$624,146	$675,296	$531,697	-7.57%	17.39%
Savings and interest-bearing checking	826,854	887,873	825,858	-6.87%	0.12%
Core time deposits	57,019	70,772	87,663	-19.43%	-34.96%

Total core deposits(2)	1,508,019	1,633,941	1,445,218	-7.71%	4.35%
Non-core time deposits	92,113	62,647	68,963	47.03%	33.57%

Total deposits	1,600,132	1,696,588	1,514,181	-5.69%	5.68%
Securities sold under agreements to repurchase	1,029	478	368	115.27%	179.62%
Federal funds and overnight funds purchased	—	—	5,500	NA	-100.00%
Federal Home Loan Bank borrowings	151,500	30,500	84,000	396.72%	80.36%
Subordinated debentures	34,092	—	—	NA	NA
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	3,983	5,012	6,630	-20.53%	-39.92%

Total liabilities	1,798,984	1,740,826	1,618,927	3.34%	11.12%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,731,925 at June 30, 2016, 19,621,625 at March 31, 2016 and 19,591,532 at June 30, 2015	156,678	156,703	155,325	-0.02%	0.87%
Retained earnings	63,431	62,996	53,150	0.69%	19.34%
Accumulated other comprehensive income	6,317	5,180	3,540	21.95%	78.45%

	226,426	224,879	212,015	0.69%	6.80%

Total liabilities and shareholders’ equity	$2,025,410	$1,965,705	$1,830,942	3.04%	10.62%

CAPITAL RATIOS
Total capital (to risk weighted assets)	13.54%	12.46%	12.88%
Tier I capital (to risk weighted assets)	10.52%	11.37%	11.78%
Common equity tier 1 capital (to risk weighted assets)	10.07%	10.88%	11.27%
Tier I capital (to leverage assets)	9.62%	9.75%	10.01%
Tangible common equity (to tangible assets)(1)	9.22%	9.42%	9.44%
Tangible common equity (to risk-weighted assets)(1)	10.30%	11.05%	11.32%
OTHER FINANCIAL DATA
Shares outstanding at end of period	19,731,925	19,621,625	19,591,532
Tangible shareholders’ equity(1)	$182,742	$181,071	$168,790
Book value per share	$11.48	$11.46	$10.82
Tangible book value per share	$9.26	$9.23	$8.62

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
NA	Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Loans by Type

(In thousands)

(Unaudited)

				Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2016	2016	2015	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$66,403	$66,419	$68,289	-0.02%	-2.76%
Residential 1-4 family	51,652	51,356	57,112	0.58%	-9.56%
Owner-occupied commercial	375,911	373,002	346,065	0.78%	8.62%
Nonowner-occupied commercial	339,444	320,485	275,077	5.92%	23.40%

Total permanent real estate loans	833,410	811,262	746,543	2.73%	11.64%
Construction loans:
Multi-family residential	16,743	8,747	6,590	91.41%	154.07%
Residential 1-4 family	34,372	29,261	30,145	17.47%	14.02%
Commercial real estate	57,790	40,635	31,659	42.22%	82.54%
Commercial bare land and acquisition and development	10,551	20,518	15,870	-48.58%	-33.52%
Residential bare land and acquisition and development	6,658	6,562	7,074	1.46%	-5.88%

Total construction real estate loans	126,114	105,723	91,338	19.29%	38.07%

Total real estate loans	959,524	916,985	837,881	4.64%	14.52%
Commercial loans	518,529	505,845	459,458	2.51%	12.86%
Consumer loans	3,313	2,948	3,783	12.38%	-12.42%
Other loans	4,737	5,525	5,025	-14.26%	-5.73%

Gross loans	1,486,103	1,431,303	1,306,147	3.83%	13.78%
Deferred loan origination fees	(1,951)	(1,569)	(1,215)	24.35%	60.58%

	1,484,152	1,429,734	1,304,932	3.81%	13.73%
Allowance for loan losses	(19,127)	(17,596)	(16,013)	8.70%	19.45%

	$1,465,025	$1,412,138	$1,288,919	3.75%	13.66%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$396,260	$372,137	$358,806	6.48%	10.44%
Portland market gross loans, period-end	697,664	684,025	631,420	1.99%	10.49%
Seattle market gross loans, period-end	141,788	144,524	134,341	-1.89%	5.54%
National health care gross loans, period-end(1)	250,391	230,617	181,580	8.57%	37.90%

Total gross loans, period-end	$1,486,103	$1,431,303	$1,306,147	3.83%	13.78%

DENTAL LOAN DATA(2)
Local dental gross loans, period-end	$152,109	$149,698	$156,315	1.61%	-2.69%
National dental gross loans, period-end	217,701	201,243	164,740	8.18%	32.15%

Total gross dental loans, period-end	$369,810	$350,941	$321,055	5.38%	15.19%

(1)	National health care loans include loans to health care professionals, including dental and veterinary practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, west of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,463,112	$1,420,582	$1,273,148	$1,441,847	$1,183,761
Allowance for loan losses	(18,156)	(17,467)	(15,782)	(17,812)	(15,729)

Loans, net of allowance	1,444,956	1,403,115	1,257,366	1,424,035	1,168,032
Securities, short-term deposits and FHLB stock	407,174	417,439	407,579	412,307	394,465

Earning assets	1,852,130	1,820,554	1,664,945	1,836,342	1,562,497
Noninterest-earning assets	136,855	135,858	135,582	136,357	125,276

Assets	$1,988,985	$1,956,412	$1,800,527	$1,972,699	$1,687,773

Interest-bearing core deposits(1)	$921,219	$988,876	$901,577	$955,048	$831,596
Noninterest-bearing core deposits(1)	637,987	617,672	508,259	627,830	474,209

Core deposits(1)	1,559,206	1,606,548	1,409,836	1,582,878	1,305,805
Noncore interest-bearing deposits	68,536	63,683	73,469	66,110	78,201

Deposits	1,627,742	1,670,231	1,483,305	1,648,988	1,384,006
Borrowings	130,681	57,570	100,747	94,125	95,925
Other noninterest-bearing liabilities	6,120	7,186	5,466	6,652	6,117

Liabilities	1,764,543	1,734,987	1,589,518	1,749,765	1,486,048

Shareholders’ equity (book)	224,442	221,425	211,009	222,934	201,725

Liabilities and equity	$1,988,985	$1,956,412	$1,800,527	$1,972,699	$1,687,773

Shareholders’ equity (tangible)(2)	$180,691	$177,814	$167,757	$179,253	$164,516

Period-end earning assets	$1,879,406	$1,825,411	$1,682,327

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$712,061	$790,435	$759,079
Portland market core deposits, period-end(1)	590,880	649,089	521,317
Seattle market core deposits, period-end(1)	205,078	194,417	164,822

Total core deposits, period-end(1)	1,508,019	1,633,941	1,445,218
Other deposits, period-end	92,113	62,647	68,963

Total	$1,600,132	$1,696,588	$1,514,181

Eugene market core deposits, average(1)	$738,435	$799,583	$742,252
Portland market core deposits, average(1)	624,490	615,929	508,547
Seattle market core deposits, average(1)	196,281	191,036	159,037

Total core deposits, average(1)	1,559,206	1,606,548	1,409,836
Other deposits, average	68,536	63,683	73,469

Total	$1,627,742	$1,670,231	$1,483,305

NET INTEREST MARGIN RECONCILIATION
Yield on average loans(3)	5.07%	5.15%	5.34%	5.11%	5.36%
Yield on average securities(4)	2.66%	2.57%	2.61%	2.61%	2.52%

Yield on average earning assets(4)	4.52%	4.52%	4.67%	4.52%	4.63%
Rate on average interest-bearing core deposits	0.26%	0.26%	0.27%	0.26%	0.27%
Rate on average interest-bearing non-core deposits	1.19%	1.67%	1.33%	1.43%	1.37%

Rate on average interest-bearing deposits	0.32%	0.34%	0.35%	0.33%	0.37%
Rate on average borrowings	1.06%	1.73%	1.19%	1.27%	1.23%

Cost of interest-bearing funds	0.41%	0.41%	0.43%	0.41%	0.45%

Interest rate spread(4)	4.11%	4.11%	4.24%	4.11%	4.19%

Net interest margin- fully tax equivalent yield(4)	4.27%	4.27%	4.37%	4.27%	4.32%

Acquired loan fair value accretion impact to net interest margin(5)	0.03%	0.09%	0.16%	0.07%	0.13%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $231, $205, and $180 for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively, and $436 and $327 for the six months ended June 30, 2016 and 2015, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $262, $258 and $158 for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively, and $521 and $241 for the six months ended June 30, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $256, $257 and $268 for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015 , respectively, and $513 and $539 for the six months ended June 30, 2016 and 2015, respectively.
(5)	During the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, accretion of the fair value adjustment on acquired loans contributed to interest income was $156, $409, and $635, respectively, and $565 and $1,004 for the six months ended June 30, 2016 and 2015, respectively.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	June 30,
	2016	2016	2015
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	408	710	688
Owner-occupied commercial	1,662	2,309	1,117
Nonowner-occupied commercial	727	761	878

Total permanent real estate loans	2,797	3,780	2,683
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	53	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	53	—

Total real estate loans	2,797	3,833	2,683
Commercial loans	1,501	1,529	955

Total nonaccrual loans	4,298	5,362	3,638
90-days past due and accruing interest	—	—	—
Total nonperforming loans	4,298	5,362	3,638

Nonperforming loans guaranteed by government	(2,667)	(2,720)	(1,380)
Net nonperforming loans	1,631	2,642	2,258

Other real estate owned	12,108	11,747	12,666

Total nonperforming assets, net of guaranteed loans	$13,739	$14,389	$14,924

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.29%	1.23%	1.23%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	1172.72%	666.01%	709.17%
Quarter-to-date net loan charge offs (recoveries) as a percentage of average loans, annualized	0.12%	-0.01%	0.05%
Net nonperforming loans as a percentage of total loans	0.11%	0.18%	0.17%
Nonperforming assets as a percentage of total assets	0.68%	0.73%	0.82%
Consolidated classified asset ratio(1)	20.81%	20.96%	26.52%
Past due as a percentage of total loans(2)	0.02%	0.07%	0.19%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$17,596	$17,301	$15,724	$17,301	$15,637
Provision for loan losses	1,950	245	550	2,195	550
Loan charge-offs	(668)	—	(454)	(668)	(527)
Loan recoveries	249	50	193	299	353

Net (charge-offs) recoveries	(419)	50	(261)	(369)	(174)

Balance at end of period	$19,127	$17,596	$16,013	$19,127	$16,013

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2016	2016	2015	2015	2015
EARNINGS
Net interest income	$19,147	$18,809	$18,822	$18,308	$17,696
Provision for loan loss	$1,950	$245	$520	$625	$550
Noninterest income	$1,747	$1,807	$2,008	$1,714	$1,627
Noninterest expense	$14,932	$12,007	$11,706	$11,182	$11,030
Net income	$2,606	$5,459	$5,528	$5,325	$5,095
Basic earnings per share	$0.13	$0.28	$0.28	$0.27	$0.26
Diluted earnings per share	$0.13	$0.28	$0.28	$0.27	$0.26
Average shares outstanding	19,697,314	19,607,106	19,598,484	19,591,666	19,562,363
Average diluted shares outstanding	19,868,967	19,782,282	19,766,098	19,816,770	19,788,884
PERFORMANCE RATIOS
Return on average assets	0.53%	1.12%	1.16%	1.14%	1.14%
Return on average equity (book)	4.67%	9.92%	10.10%	9.91%	9.68%
Return on average equity (tangible)(1)	5.80%	12.35%	12.60%	12.42%	12.18%
Net interest margin - fully tax equivalent yield(2)	4.27%	4.27%	4.35%	4.31%	4.37%
Efficiency ratio (tax equivalent)(3)	70.60%	57.52%	55.50%	55.12%	56.30%
Full-time equivalent employees	333	339	322	321	322
CAPITAL
Tier 1 leverage ratio	9.62%	9.75%	9.93%	9.88%	10.01%
Common Equity tier 1 ratio	10.07%	10.88%	10.97%	11.00%	11.27%
Tier 1 risk based ratio	10.52%	11.37%	11.47%	11.49%	11.78%
Total risk based ratio	13.54%	12.46%	12.58%	12.58%	12.88%
Book value per share	$11.48	$11.46	$11.15	$11.06	$10.82
Regular cash dividend per share	$0.11	$0.11	$0.11	$0.11	$0.10
ASSET QUALITY
Allowance for loan losses (ALL)	$19,127	$17,596	$17,301	$16,612	$16,013
Non performing loans (NPLs) net of government guarantees	$1,631	$2,642	$2,719	$2,231	$2,258
Non performing assets (NPAs) net of government guarantees	$13,739	$14,389	$14,466	$14,085	$14,924
Net loan (recoveries) charge offs	$419	$(50)	$(169)	$26	$261
ALL as a percentage of gross loans	1.29%	1.23%	1.23%	1.23%	1.23%
ALL as a % NPLs, net of government guarantees	1172.72%	666.01%	636.30%	744.60%	709.17%
Net loan charge offs (recoveries) to average loans	0.12%	-0.01%	-0.02%	0.00%	0.05%
Net NPLs as a percentage of total loans	0.11%	0.18%	0.19%	0.16%	0.17%
Nonperforming assets as a percentage of total assets	0.68%	0.73%	0.76%	0.75%	0.82%
Consolidated classified asset ratio(4)	20.81%	20.96%	23.03%	25.14%	26.52%
Past due as a percentage of total loans(5)	0.02%	0.07%	0.03%	0.14%	0.19%
END OF PERIOD BALANCES
Total securities and short term deposits	$414,381	$413,273	$379,454	$398,366	$393,408
Total loans net of allowance	$1,465,025	$1,412,138	$1,387,181	$1,339,195	$1,288,919
Total earning assets	$1,887,757	$1,828,922	$1,771,843	$1,744,329	$1,687,795
Total assets	$2,025,410	$1,965,705	$1,909,478	$1,878,283	$1,830,942
Total non-interest bearing deposits	$624,146	$675,296	$568,688	$544,009	$531,697
Core deposits(6)	$1,508,019	$1,633,941	$1,533,942	$1,465,547	$1,445,218
Total deposits	$1,600,132	$1,696,588	$1,597,093	$1,524,954	$1,514,181
AVERAGE BALANCES
Total securities and short term deposits	$407,174	$417,439	$401,870	$405,776	$407,579
Total loans net of allowance	$1,444,956	$1,403,115	$1,357,461	$1,319,622	$1,257,366
Total earning assets	$1,852,130	$1,820,554	$1,759,331	$1,725,398	$1,664,945
Total assets	$1,988,985	$1,956,412	$1,893,262	$1,859,418	$1,800,527
Total non-interest bearing deposits	$637,987	$617,672	$584,445	$538,768	$508,259
Core deposits(6)	$1,559,206	$1,606,548	$1,526,805	$1,482,984	$1,409,836
Total deposits	$1,627,742	$1,670,231	$1,586,791	$1,545,465	$1,483,305

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.